Exhibit 99.1

July 15, 2021

NewHold Investment Corp. Shareholders Approve Business Combination with Evolv Technology

WALTHAM, Mass. & NEW YORK--(BUSINESS WIRE)-- NewHold Investment Corp. (NASDAQ: NHIC, “NewHold”), a publicly traded special purpose acquisition company, announced that its shareholders have approved all proposals related to the previously announced business combination (the “Business Combination”) with Evolv Technologies, Inc. (“Evolv Technology” or “Evolv”) at its Extraordinary General Meeting held today, Thursday, July 15, 2021.

Approximately 89% of the votes cast at the meeting on the Business Combination proposal, representing approximately 69% of NewHold’s outstanding shares, voted to approve the combination with Evolv. NewHold shareholders also voted overwhelmingly to approve the other proposals at the Special Meeting.

The formal results of the vote will be included on a Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The closing of the Business Combination is anticipated to occur on or about Friday July 16, 2021. Following the closing, the combined company will operate as Evolv Technologies Holdings, Inc., and its shares of common stock and warrants are expected to trade on the Nasdaq Stock Market LLC under the symbols “EVLV” and “EVLVW,” respectively beginning on or about Monday, July 19, 2021.

About Evolv Technology

Evolv Technology is the world’s leading provider of AI-based touchless security screening systems that enhance safety without sacrificing the visitor, student and employee experience. Built on top of its Evolv Cortex AI™ software platform, the company provides an array of AI- based touchless screening technologies for weapons detection, identity verification and health-related threats. Led by a team of security industry leaders with a track record for delivering first-to-market products, Evolv’s investors include Florida Governor Jeb Bush’s firm, Finback Investment Partners, DCVC, General Catalyst Partners, Lux Capital, SineWave Ventures, Motorola Solutions and STANLEY Ventures. The company’s strategic channel partners include Motorola Solutions, STANLEY Security and Johnson Controls. Evolv Express® has earned industry accolades such as the 2020 Edison Awards™, two Campus Safety 2020 BEST Awards, Campus Security & Life Safety magazine’s Secure Campus 2020 Awards and Best Places to Work by Inc. Magazine and Built in Boston.

Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions.

For more information, visit https://evolvtechnology.com.

About NewHold Investment Corp.

NewHold Investment Corp. is a blank check company formed in 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, it focuses on identifying businesses in the industrial technology sector. For more information visit https://nhicspac.com.

IMPORTANT LEGAL INFORMATION

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between NewHold Investment Corp. (“NewHold”) and Evolv Technologies, Inc. (“Evolv”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward -looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of NewHold’s securities, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Agreement and Plan of Merger, dated as of March 5, 2021 (the “Merger Agreement”), by and among NewHold, Evolv and NHIC Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of NewHold, by the stockholders of NewHold, the satisfaction of the minimum trust account amount following redemptions by NewHold’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the transaction, (v) the inability to complete the PIPE investment in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on Evolv Aviation’s business relationships, operating results and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Evolv and potential difficulties in Evolv employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against Evolv or against NewHold related to the Merger Agreement or the transaction, (x) the ability to maintain the listing of NewHold’s securities on a national securities exchange, (xi) the price of NewHold’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which NewHold plans to operate or Evolv operates, variations in operating performance across competitors, changes in laws and regulations affecting NewHold’s or Evolv’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, and (xiii) the risk of downturns and a changing regulatory landscape in Evolv’s highly competitive industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of NewHold’s registration on Form S-1 (File No. 333-239822), the registration statement on Form S-4 discussed above and other documents filed by NewHold from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward -looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law NewHold and Evolv assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither NewHold nor Evolv gives any assurance that either NewHold or Evolv or the combined company will achieve its expectations.

View source version on businesswire.com:

https://www.businesswire.com/news/home/20210715005936/en/

For Evolv Technology:

Investor Contact:

Michael Bowen and Ryan Gardella

EvolvIR@icrinc.com

Media Contact:

Jed Hamilton

EvolvPR@icrinc.com

For NewHold Investment Corp.:

Investor & Media Contact:

Amanda Tarplin

amanda@tarplinconsulting.com

Source: NewHold Investment Corp.